Exhibit 99.1

7961 SHAFFER PARKWAY SUITE 5 LITTLETON, COLORADO 80127 TELEPHONE (720) 981-1185 FAX (720) 981-1186

Trading Symbol: VGZ
Toronto and American Stock Exchanges

NEWS

Vista Gold Corp. Discusses Recent Corporate Developments

Denver, Colorado, February 6, 2008 – Vista Gold Corp. (TSX & AMEX:  VGZ) is pleased to announce that recent exercises of outstanding warrants issued as part of the Corporation’s private placement of February 2006, which expired February 4, 2008, have resulted in the addition of approximately US$2.9 million in cash into the Corporation’s treasury.  This addition brings the Corporation’s cash on hand to approximately US$11.0 million. The Corporation also holds securities valued at approximately US$10.9 million as of December 31, 2007.  With the share issuances from these warrant exercises, there will be approximately 34.4 million common shares of the Corporation issued and outstanding and approximately 36.3 million common shares on a fully diluted basis.

In reviewing this and other developments, Fred Earnest, President and COO, commented, “This recent influx of cash will help us maintain a strong balance sheet while we arrange financing to advance the Paredones Amarillos Project. We anticipate the arrangement of interim financing through various bridge loan or convertible debt alternatives in the near future to fund the recent purchase of processing equipment for the Paredones Amarillos Project (see press releases of January 2 and January 8, 2008) and detailed engineering and other costs associated with the development of the project. Upon completion of the definitive feasibility study, we intend to have financing in place that will allow the start of construction on the project. We expect that the feasibility study at Paredones Amarillos will be completed early in the third quarter of 2008 and that construction can begin later in the year.”

Mr. Earnest continued, “Vista was successful in acquiring gold resources during the 2002-2007 period, which included sustained times of depressed gold prices and completion of the transaction involving the transfer of Vista’s Nevada assets to Allied Nevada Gold Corp., growing Vista’s gold resource base from 1.8 million ounces to 18.1 million ounces at an average acquisition cost of US$0.62 per ounce of gold acquired. With gold prices continuing to rise, Vista is working to become a mid-size producer, with the goal of producing 350,000 to 400,000 ounces of gold per year by 2011. This level of production is predicated upon the successful achievement of our plans to construct and commission the Paredones Amarillos mine by late 2009 and the Mt. Todd mine by late 2010 or early 2011, subject to completion of definitive feasibility studies and obtaining acceptable financing arrangements.”

About Vista Gold Corp.

In June 2007, Vista completed a preliminary feasibility study update on the Paredones Amarillos Project in Mexico that indicated positive results which show it could produce 1.4 million gold ounces over a ten-year life at gold prices lower than those now prevailing. The Corporation hopes to confirm these results with a definitive feasibility study in 2008. Based on the favorable results from the preliminary feasibility study and the higher gold prices, Vista has undertaken programs to advance development of the Paredones Amarillos Project, including the purchase of used mill equipment, with the objective of commencing construction during the second half of 2008.

The results of a preliminary assessment completed in 2007 on the Mt. Todd Project in Australia were encouraging, showing that 266,000 gold ounces and 4.3 million pounds of copper (with a US$32 per gold ounce copper credit at copper prices of US$2.00 per pound) could be produced annually over a ten-year life for a total gold production of nearly 2.7 million ounces and nearly 43 million pounds of copper at an average operating cost of US$391 per gold ounce net of copper credits. A development drilling program was completed in 2007 which will result in a new resource estimate planned to be completed during the first quarter of 2008. Additional technical studies and a drilling program are planned for 2008 at Mt. Todd and a definitive feasibility study is planned for completion during the first half 2009 with construction then possible as soon as financing is arranged if the results of the definitive feasibility study warrant. Vista’s other holdings include the Guadalupe de los Reyes Project in Mexico, where Vista recently completed the consolidation of the known gold resources in the district under its ownership. During the remainder of the year, the Corporation will undertake preliminary exploration and development activities at Guadalupe de los Reyes. Vista also controls the Yellow Pine Project in Idaho where the results of a preliminary assessment published in December 2006 indicated that with an initial capital investment of approximately US$150 million to process three million tons of ore per year at operating costs of US$402 per ounce and annual production of 189,000 ounces of gold, results are encouraging at gold prices above US$550 per ounce. During 2008, the Corporation plans to undertake further engineering and environmental studies at Yellow Pine. Currently, development of the Yellow Pine Project is not expected to commence until after the successful start of the Paredones Amarillos Project. The Awak Mas Project in Indonesia and the Long Valley Project in California have had preliminary assessments completed recently. Vista is considering various options including potential joint venture arrangements or sale of the Amayapampa Project in Bolivia.

For further information on the Paredones Amarillos Project, the Mt. Todd Project and the Yellow Pine Project, see the following reports filed under Vista Gold Corp. on SEDAR: “Updated Technical Report, Paredones Amarillos Project, Baja California Sur, Mexico”, June 20, 2007, prepared under the direction of Mr. Neil Prenn, an independent qualified person; “Preliminary Economic Assessment, Mt. Todd Gold Project, Northern Territory Australia”, December 29, 2006, prepared under the direction of Mr. John Rozelle, an independent qualified person; and “CNI 43-101 Technical Report, Preliminary Assessment of the Yellow Pine Project, Yellow Pine, Idaho”, December 13, 2006, prepared under the direction of Mr. Richard J. Lambert, an independent qualified person.

The preliminary assessments of the Mt. Todd Project and the Yellow Pine Project are preliminary in nature and include inferred mineral resources that are considered too speculative geologically to have the economic considerations applied to them that would enable them to be categorized as mineral reserves. There is no certainty that the preliminary assessments will be realized.  Mineral resources that are not mineral reserves do not have demonstrated economic viability.

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933 and U.S. Securities Exchange Act of 1934 and forward-looking information within the meaning of Canadian securities laws.  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Vista expects or anticipates will or may occur in the future, including such things as preliminary feasibility study results for the Paredones Amarillos Project; plans for financing the Paredones Amarillos Project including the nature and timing of financing; plans for a definitive feasibility study and for subsequent construction and development activities at the Paredones Amarillos Project; plans for evaluation of the Mt. Todd Project including preliminary assessment results, plans, initial estimates of production and mine life; timing and results for a definitive feasibility study to be undertaken at the Mt. Todd Project; timing for drilling program and new resource estimate at the Mt. Todd Project; and anticipated financing of Mt. Todd Project; planned exploration and development activities at the Guadalupe de los Reyes Project; preliminary assessment results for the Yellow Pine Project including initial estimates of capital and operating costs, and timing for further studies to be undertaken at the Yellow Pine Project; potential development of the Yellow Pine Project; Vista’s future business strategy, competitive strengths, goals, operations, plans, potential project development, future share price and valuation; future gold prices; Vista’s potential status as a producer including plans, timing and targeted initial production levels; and other such matters are forward-looking statements and forward-looking information.  When used in this press release, the words “estimate”, “plan”, “anticipate”, “expect”, “intend”, “believe” and similar expressions are intended to identify forward-looking statements and forward-looking information.  These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Vista to be materially different from any future results, performance or achievements expressed or implied by such statements.  Such factors include, among others, uncertainty of preliminary assessment results and of feasibility study results and estimates on which such results are based; risks relating to scheduling for feasibility studies; risks relating to cost increases for capital and operating costs including cost of power; risks relating to delays in commencement and completion of construction at the Paredones Amarillos Project and the Mt. Todd Project; risks of shortages of equipment or supplies; risks of inability to achieve anticipated production volume or manage cost increases; risks that Vista’s acquisition, exploration and property advancement efforts will not be successful; risks relating to fluctuations in the price of gold; the inherently hazardous nature of mining-related activities; uncertainties concerning reserve and resource estimates; potential effects on Vista’s operations of environmental regulations in the countries in which it operates; risks due to legal proceedings; risks relating to political and economic instability in certain countries in which it operates; and uncertainty of being able to raise capital on favorable terms or at all; as well as those factors discussed in Vista’s latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q and other documents filed with the U.S. Securities and Exchange Commission and Canadian securities commissions.  Although Vista has attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended.  There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Except as required by law, Vista assumes no obligation to publicly update any forward-looking statements or forward-looking information, whether as a result of new information, future events or otherwise.

For further information, please contact Connie Martinez at (720) 981-1185, or visit the Vista Gold Corp. website at www.vistagold.com